SETTLEMENT AGREEMENT


     This settlement agreement ("Agreement"), dated as of August 11, 2005, is entered into by and between (a) Sun World International, Inc. ("Sun World International"), Sun Desert, Inc., a Delaware corporation, Coachella Growers, a California agricultural cooperative, and Sun World/Rayo, a California corporation (the preceding entities sometimes collectively referred to as "Sun World"), on the one hand, and (b) Cadiz Inc., a Delaware corporation ("Cadiz") (Cadiz and Sun World sometimes collectively referred to as "Parties" or individually as a "Party"), on the other hand, with reference to the following
Recitals:

                             RECITALS
                             ---------

     A. Sun World commenced petitions for relief under chapter 11, title 11 of the United States Code on January 30, 2003 and are debtors and debtors in possession in joint administration case No. RS 03-11370 before the United States Bankruptcy Court for the Central District of California (Riverside Division) ("Bankruptcy Court").

     B. Sun World has filed and solicited consents to the "Debtor's First Amended Joint Plan of Reorganization Dated May 6, 2005, as Amended" ("Plan"). The hearing on confirmation of the Plan presently is scheduled for August 26, 2005. Terms defined in the Plan are incorporated herein by this reference as though more fully set forth herein.

     C. The Plan classifies all Cadiz's Interests in Class 5, and provides that such Interests shall neither receive nor retain any distribution nor retain any property under the Plan and that all such Interests shall be deemed cancelled or extinguished on the Effective Date.

     D. As discussed in the Disclosure Statement Describing Debtors' First Amended Joint Plan of Reorganization Dated May 6, 2005, as Amended ("Disclosure Statement"), the Debtors believe that, after determining Sun World's federal income tax for calendar year 2005 and reducing tax attributes by the amount of any cancellation of indebtedness income resulting under the Plan, Sun World may have substantial remaining separate federal net operating loss carryovers and tax attributes (collectively, "NOLs"). Sun World believes that under applicable law, any federal NOLs that are attributable to Sun World which remain after the determination of Sun World's federal income tax for 2005 would not survive the change of ownership provided for under the Plan, even if Sun
World's creditors received that ownership interest. These remaining losses, therefore, are of no utility to Sun World's creditors.

     E. Cadiz has advised Sun World that, absent the resolution set forth in this Agreement, Cadiz intends to file an Administrative Claim ("Cadiz's Administrative Claim") in the amount of $2,093,000 based upon Sun World's use of Cadiz's tax attributes to shelter state and federal income taxes that Cadiz maintains Sun World would have incurred and been required to pay on account of the taxable years 2004 and 2005 had an ownership change occurred upon implementation of the Cadiz/Sun World Settlement in December 2003.

     F.  Sun World disputes the Cadiz Administrative Claim.

     G. Subject to the terms set forth herein, Sun World and Cadiz desire to address and resolve their differences concerning the Cadiz Administrative Claim and various other matters.

     NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE
RECEIPT AND ADEQUACY OF WHICH THE PARTIES EXPRESSLY ACKNOWLEDGE,
AND BASED UPON THE PRECEDING RECITALS, SUN WORLD AND CADIZ AGREE
AS FOLLOWS:

       1.  Within five (5) business days following the Effective
Time, Cadiz shall pay the Continuing Estates cash in the amount of $25,000.

       2. As of the Effective Time, Cadiz shall be deemed to withdraw with prejudice and shall not thereafter assert the Cadiz
Administrative Claim.

       3. Sun World shall move the Court to approve this Agreement and to modify the Plan as follows:

         (a) Article 4, Section 4.5 of the Plan will be changed as follows:

                4.5.2   TREATMENT.  Class 5 Interests are
           impaired. Cadiz will be treated in accordance with the Cadiz Settlement Agreement described in Section
           7.6 of the Plan. By virtue of the Cadiz Settlement Agreement and in consideration thereof, Cadiz will retain its Interests in the Debtors and receive the rights accorded in Section 7.6 of the Plan free and clear of all Claims, liens, charges, encumbrances and other interests, but otherwise will not receive or retain any value from the Estates or the Continuing Estates under the Plan.

         (b) Article 7, Section 7.5.1 of the Plan will be changed as follows:

                7.5.1. The Continuing Estates shall terminate on the Case Closure Date as the same may be extended in accordance with the Plan. Notwithstanding anything to the contrary contained in the Plan, the Continuing Estate Representative may proceed to close the Reorganization Cases but make arrangements, as approved by the Bankruptcy Court, for the Continuing Estate Representative or a successor to remit any consideration payable in accordance with Section 7.6 of the Plan to the holders entitled to such consideration under the Plan and to reserve an amount from distribution to cover the anticipated expenses associated therewith. Notwithstanding the occurrence of the Effective Date, the Debtors shall continue as the Post-Effective Date Debtors.

         (c) Article 7, Section 7 of the Plan shall contain the following new Section 7.6:

                7.6  CADIZ SETTLEMENT AGREEMENT; CONTINUATION OF
           DEBTORS

                7.6.1 The "Settlement Agreement" dated as of August 11, 2005, between the Debtors and Cadiz, a copy of which is attached to this Plan as an exhibit ("Cadiz Settlement Agreement"), shall be implemented pursuant to this Plan in full settlement of the disputed claims described therein. In accordance therewith, Cadiz shall continue to own Sun World International, and Sun World International, in turn, shall continue to own the other Debtors notwithstanding the occurrence of the Effective Date, free and clear of all Claims, liens, charges, encumbrances, and other interests but subject to the obligations imposed in this
           Section 7.6 of the Plan. Subject to Section 7.6.1 of the Plan, the Continuing Estates shall not be liable for any liabilities incurred by the Post-Effective Date Debtors or Cadiz, and Cadiz and the Post-Effective Date Debtors shall not be liable for any liabilities incurred by the Continuing Estates; provided, however, that the Continuing Estates shall reimburse the Post-Effective Date Debtors or Cadiz (or pay directly to the taxing authorities) for any taxes incurred by the Estates or the Continuing Estates which the Post-Effective Debtors or Cadiz is required to pay under applicable law. In determining the amount by which the Continuing Estates shall be required to reimburse the Post-Effective Date Debtors or Cadiz, tax liability for income incurred by the Estates or the Continuing Estates shall be computed as follows: (i) to the extent for any period the Estates or the Continuing Estates file or previously filed a federal consolidated income tax return or a combined California income tax return with Cadiz, as the case may be, or are deemed by a taxing authority to be members of the Cadiz affiliated group or combined group, such amount shall be after giving effect to any NOLs available in the consolidated group, and (ii) to the extent for any period the Estates or the Continuing Estates file a separate federal income tax return or a separate California income tax return, as the case may be, or are deemed by a taxing authority not to be members of the Cadiz affiliated group or combined group, such amount shall be calculated as if the Plan had provided for the elimination of Cadiz's Class 5 Interests on the Effective Date. In other words, in connection with (ii) above, the Continuing Estates shall not be placed in a worse position from a tax perspective than they would have been if the Plan had not provided for Cadiz to retain its Interests in Sun World International. Without limitation of any of the foregoing obligations, on or before the Effective Date, Sun World shall fully fund (by means of estimated payments to the applicable taxing authorities and/or payments accompanying returns or a reserve from distribution of sufficient cash in a segregated account to be established solely for purposes of satisfying such obligations) all federal and state taxes reasonably projected to be payable on account of the tax years ending December 31, 2004 and December 31, 2005.

                7.6.2  Following the Effective Date, to the
           extent permitted under applicable law, Cadiz may elect, in its sole discretion, to continue to file a consolidated federal income tax return and/or California combined return with Cadiz and any Post-Effective Date Debtors. Any period for which any Post-Effective Date Debtors are included in a consolidated federal income tax return or a combined state tax return is referred to herein as a "Consolidated Return Year." If for any Consolidated Return Year beginning, with the year ending December 31, 2005 through the year ending December 31, 2011 (but, as to the Consolidated Return Year ending December 31, 2005, solely with respect to any taxable income and gains that are recognized by Cadiz after the Effective Date though December 31, 2005), the application of any net operating losses, loss carryovers or tax attributes of the Debtors remaining after determining the Estates' federal income tax for calendar year 2005 and utilizing any NOLs in connection therewith ("Remaining Pre-Effective Date Losses") reduces the consolidated tax liability of Cadiz below the amount that would have been payable by Cadiz with respect to taxable income and gains recognized by Cadiz if any such Remaining Pre-Effective Date Losses were not available, then Cadiz shall, within thirty days after the date Cadiz's tax return is filed (as the same may be extended in accordance with law), pay the Continuing Estates cash in an amount equal to twenty-five percent (25%) of the amount of the reduction so computed to the Continuing Estate Representative for distribution under the Plan. Nothing in this Agreement shall obligate Cadiz to utilize any Remaining Pre-Effective Date Losses before exhausting any losses incurred by Cadiz or any Post-Effective Date Debtor, nor relieve Cadiz of any obligation imposed under law concerning the order in which any losses must be utilized.

                7.6.3 Subject to Section 7.6.1, Cadiz shall be responsible for and shall satisfy, without any right of reimbursement or compensation from the Continuing Estates (or reduction in any payments previously made), any audit adjustments and resulting demands, judgments or orders made by the Internal Revenue Service or the California
           Franchise Tax Board or any court implementing any such orders (or otherwise agreed or consented to by Cadiz or imposed upon Cadiz) occurring after the date of this Agreement with respect to any federal consolidated income tax return or combined California income tax return to which (i) Cadiz and the Estates, (ii) Cadiz and the Continuing Estates or (iii) Cadiz and the Post-Effective Date Debtors are parties or are deemed by a taxing authority to be members of the Cadiz affiliated group or combined group (but not with respect to any separate federal income tax return or any separate California income tax return to which the Continuing Estates are parties and are not deemed by a taxing authority to be members of the Cadiz affiliated group or combined group), including without limitation, any interest, costs and penalties associated therewith (collectively,
           "Audit Adjustments"), and shall, subject to section 7.6.1, fully indemnify and hold harmless the Continuing Estates in connection therewith; provided, that Cadiz shall not be responsible for, and shall have no obligation to indemnify the Continuing Estates against, any Audit Adjustments to the extent they are attributable to taxable income or gains recognized by the Continuing Estates. For purposes of this Section 7.6.3, to the extent that as of the date of this Agreement, the Internal Revenue Service or California
           Franchise Tax Board has filed any proof of claim or administrative expense claim asserting liabilities that would otherwise fit within the definition of "Audit Adjustments," or has otherwise advised Sun World that such entity believes that any such liabilities may exist, any such proofs of claim, administrative claims or matters as to which such entity has advised Sun World shall not be deemed "Audit Adjustments." Notwithstanding anything contained in this Section 7.6.3, to the extent that Audit Adjustments for any Consolidated Return Year would have resulted in a smaller payment by Cadiz to the Continuing Estates under Section 7.6.2 for such year, Cadiz's prospective payment obligations under Section 7.6.2 shall be reduced on a dollar for dollar basis, without interest, to the same extent for future years.

                 7.6.4 Cadiz shall maintain books, accounts and records so as to disclose clearly and accurately the precise nature and details of the operations of the terms set forth herein, and the Continuing
           Estate Representative (or any accountant employed by the Continuing Estate Representative) shall have reasonable access on a confidential basis to such books, accounts and records, but only to the extent reasonably necessary to verify Cadiz's compliance with the terms set forth herein. Subject to a Sun World prepetition creditor's execution of a confidentiality agreement in a form and substance reasonably acceptable to Cadiz and the Continuing Estate Representative, the Continuing Estate Representative may report to such creditor concerning the results of Cadiz's compliance as a result of any such review, but shall disclose confidential information regarding Cadiz only to the extent reasonably necessary for the evaluation of Cadiz's compliance with Section 7.6 of the Plan. In the event of any litigation concerning Cadiz's performance under this Agreement, the Continuing Estate Representative shall exercise commercially reasonable efforts to file any documents or information identified by Cadiz as confidential under protective seal.

                 7.6.5 Subject to the preceding, (a) Cadiz and the Post-Effective Date Debtors shall be entitled to utilize all Remaining Pre-Effective Date Losses, without furnishing any further compensation or reimbursement to the Estates or the Continuing Estates, and free and clear of all Claims, liens, charges, encumbrances, and other interests; and (b) to the extent, after the Effective Date, the Post-Effective Date Debtors acquire new property (i.e. not in exchange for, or proceeds from, the Estates), utilize any Remaining Pre-Effective Date Losses, or engage in any business transaction or activity, such property and proceeds or profits generated in connection therewith shall be free and clear of all Claims, liens, charges, encumbrances, and other interests.

       4. Except for (i) the obligations set forth in this Agreement and (ii) the obligations set forth in the Cadiz/Sun World Settlement (as defined in the Plan), Sun World and Cadiz shall, as of the Effective Time, be deemed to forever and fully release, relieve, waive, relinquish and discharge one another with respect to any and all actual or potential demands, claims, actions, causes of action (including derivative causes of action), suits, assessments, liabilities, losses, costs, damages, penalties, fees, charges, expenses and all other forms of liability whatsoever, in law or equity, whether asserted or unasserted, known or unknown, foreseen or unforeseen, arising under the Bankruptcy Code, state law or otherwise now existing or hereafter arising that either party ever had, now has, or hereafter may have based in whole or in part upon any agreement, act, omission, or other occurrence through the Effective Time. The release contained in this paragraph shall apply to all claims, whether known or unknown. As to each and every claim released hereunder, each Party also waives the benefit of the provisions of section 1542 of the Civil Code of California (and any similar statutes or principles) which provides as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
          WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST
          IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE,
          WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY
          AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

       5. This effectiveness of this Agreement is conditioned upon the Effective Time (as defined below). Absent the occurrence of the Effective Time, this Agreement shall be of no force and effect, and Cadiz and Sun World reserve their respective rights.

       6. The Effective Time shall mean the latest of (i) entry of an order of the Bankruptcy Court approving Sun World's motion to approve this Agreement and the modifications to the Plan set forth herein and finding, among other things, that the modifications set forth herein do not adversely change the treatment of the claim of any creditor or the interest of any equity security holder who has not accepted in writing the modification, are and shall be deemed accepted by all creditors and equity security holders who have previously accepted the Plan, and shall not entitle any creditor to change or withdraw any acceptances to the Plan, and further finding and decreeing that the Plan is modified as set forth in this Agreement, (ii) the passage of eleven (11) calendar days following entry of such order without a stay pending appeal or other stay on enforcement of such order, and (iii) the occurrence of the Effective Date of the Plan as so modified.

       7. This Agreement shall be binding upon the Parties' respective successors and assigns.

       8. Each Party individually represents to the other Party that such Party has authority to enter into and perform under this Agreement.

       9. The Bankruptcy Court shall retain jurisdiction over any dispute concerning this Agreement to the fullest extent permitted by law.

      10. In the event of a dispute involving this Agreement, the prevailing Party shall be entitled to recover its reasonable professional fees from the non-prevailing Party.

      11. Sun World makes no representations and warranties concerning the existence or availability of the Remaining Post-Effective Date Losses, and Cadiz makes no representations and warranties regarding the ability to use any Remaining Post-Effective Date Losses.

      12. This Agreement shall be governed by the internal laws of the State of California, without regard to any principles of conflicts of laws.

      13. This Agreement and the Cadiz/Sun World Settlement represent the entire agreement of the Parties with respect to the subject matter hereof. No representations, warranties, inducements or oral agreements have been made by any of the Parties except as expressly set forth herein. This Agreement may not be changed, modified or rescinded except in writing, signed by all Parties hereto, and any attempt at oral modification of this Agreement shall be void and of no effect.

SUN WORLD INTERNATIONAL, INC.

By:    /s/ Stanley E. Speer
       -------------------------
  Its  CFO
       -------------------------
Dated: August 12, 2005
       -------------------------


SUN DESERT, INC., a Delaware Corporation

By:    /s/ Stanley E. Speer
       -------------------------
  Its  CFO
       -------------------------
Dated: August 12, 2005
       -------------------------


COACHELLA GROWERS, a California
Agricultural Cooperative

By:    /s/ Stanley E. Speer
       -------------------------
  Its  CFO
       -------------------------
Dated: August 12, 2005
       -------------------------


SUN WORLD/RAYO, a California Corporation

By:    /s/ Stanley E. Speer
       -------------------------
  Its  CFO
       -------------------------
Dated: August 12, 2005
       -------------------------


CADIZ INC., a Delaware Corporation

By:    /s/ Keith Brackpool
       -------------------------
  Its  CEO
       -------------------------
Dated: August 12, 2005
       -------------------------